Exhibit 99.1

Avalara Acquires Assets from DAVO Technologies to Automate Everyday Sales Tax

Compliance for Small Businesses

SEATTLE — April 20, 2021 — Avalara (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced it has acquired the operational assets of DAVO Technologies LLC, a company that helps emerging small businesses automate the daily and ongoing requirements for sales tax. DAVO’s technology automatically connects to point-of-sale (POS) systems to extract the amounts of tax owed, set sales tax funds aside daily, hold the funds, and then file and pay their sales tax for them when they are due to state and local tax authorities. DAVO provides merchants, restaurants, and sole proprietors with an automated sales tax compliance solution that also ensures available funds for tax obligations to avoid unplanned or underfunded expenses. Financial terms of the deal were not disclosed.

Today, DAVO supports more than 4,000 small businesses in the United States, including coffee shops, bike stores, flower shops, bakeries, restaurants, and many other types of local businesses. Integrated within trusted point of sale systems such as Clover, Square, and more, DAVO extends Avalara’s strategy of integrated sales tax compliance processes to alleviate the burden of compliance as small businesses focus on their core operations and customer service.

Avalara expects to benefit from the acquisition of the DAVO products and team in key areas:

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Compliance needs of small businesses: The DAVO system works within POS systems to pull tax monies daily and hold the funds for future reporting and remittance to state and local tax authorities. Depending on the product offerings, business model, and growth opportunities for each customer, Avalara will have an opportunity to further support DAVO customers through additional product offerings, including licensing and registration, exemption certificates, custom data sets, pre-mapped UPC codes for taxability, omnichannel calculation, and expanded returns services, as needed.

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Partner synergies: DAVO and Avalara share a partner-first model; embedded technologies work within partner systems to streamline the customer’s experience. DAVO’s strong partner relationships and Avalara’s technical expertise will work together to address sales tax management for the partner’s small and mid-market customer base.

“Avalara and DAVO are natural extensions to one another; our services are complementary, and we believe there is an immediate opportunity for value to their customers and our shared partners,” said Jayme Fishman, EVP of corporate development at Avalara. “The DAVO team has built an excellent, customer-centric product and we are delighted to partner with them to help improve and expand upon their capabilities.”

“This acquisition is an amazing opportunity for the DAVO team, partners, and especially our customers. There has never been a more important time to support the local business community — the backbone to local economic development and community support. We are confident that together with Avalara we can make their day-to-day even easier, so they can focus on their business and leave the sales tax to us,” said Pete Murray, CEO of DAVO Technologies.

Acquiring advanced technologies, tax content, and expanded segment expertise has been core to Avalara’s mission and growth strategy since its founding. With the acquisition of assets from DAVO, Avalara furthers its vision of the global cloud compliance platform for businesses of all sizes.

Forward Looking Statements

This press release contains forward-looking statements including, among others, statements about the expected growth opportunities and synergies arising from the acquisition. In some cases you can identify forward-looking statements because they contain words such as “believe,” “could,” “continue,” “expect,” “may,” “should,” “will,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to successfully integrate DAVO Technologies into our business; our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent quarterly reports on Form 10-Q, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India. More information at avalara.com.

Media Contact

Jesse Hamlin

media@avalara.com

518-281-0631

Investor Contact

Jennifer Gianola

jennifer.gianola@avalara.com

650-499-9837

Source: Avalara, Inc.